SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO.___)

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

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[ ] Preliminary Proxy Statement
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[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

Alliance Fiber Optic Products, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALLIANCE FIBER OPTIC PRODUCTS, INC.
275 GIBRALTAR DRIVE
SUNNYVALE, CALIFORNIA 94089
(408) 736-6900

April 8, 2005

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Alliance Fiber Optic Products, Inc. that will be held on Friday, May 20, 2005, at 2:30 p.m., Pacific Daylight Time, at the Company’s principal executive office at 275 Gibraltar Drive, Sunnyvale, CA 94089.

        The formal notice of the Annual Meeting and the Proxy Statement has been made a part of this invitation.

        After reading the Proxy Statement, please mark, date, sign and return, at your earliest convenience, the enclosed proxy in the enclosed prepaid envelope, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON. Your vote is important, so please return your proxy promptly.

        A copy of our 2004 Annual Report to Stockholders is also enclosed.

        The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours, /s/Peter C. Chang Peter C. Chang Chairman, President and Chief Executive Officer

ALLIANCE FIBER OPTIC PRODUCTS, INC.

_________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 20, 2005
_________________

To the Stockholders of Alliance Fiber Optic Products, Inc.:

        The Annual Meeting of Stockholders of Alliance Fiber Optic Products, Inc., a Delaware corporation (the “Company”), will be held at the Company’s principal executive office at 275 Gibraltar Drive, Sunnyvale, California, 94089, on Friday, May 20, 2005, at 2:30 p.m., Pacific Daylight Time, for the following purposes:

1.	To elect one Class II director to serve until the 2008 Annual Meeting of Stockholders or until his successor is duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

        Stockholders of record as of the close of business on March 21, 2005 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Secretary’s office, 275 Gibraltar Drive, Sunnyvale, California, 94089, for ten days before the meeting.

        It is important that your shares are represented at the meeting. Even if you plan to attend the meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy. This will not limit your right to attend or vote at the meeting.

By Order of the Board of Directors /s/Peter C. Chang Peter C. Chang Secretary

April 8, 2005

ALLIANCE FIBER OPTIC PRODUCTS, INC.
275 Gibraltar Drive
Sunnyvale, California 94089
(408) 736-6900
 _________________

PROXY STATEMENT
_________________

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Alliance Fiber Optic Products, Inc., a Delaware corporation (the “Company”), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held at the Company’s principal executive office at 275 Gibraltar Drive, Sunnyvale, California, 94089, on Friday, May 20, 2005, at 2:30 p.m., Pacific Daylight Time, and any postponement or adjournment thereof (the “Annual Meeting”).

Revocation of Proxies

        The shares represented by the proxies received in response to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the instructions therein. A stockholder who has given a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company a written revocation, by submitting a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder on the proxy card, the shares will be voted accordingly. If no choice is specified, the shares will be voted “FOR” the election of the nominee for director listed in this Proxy Statement and “FOR” the ratification of the Company’s independent registered public accountants.

Who Can Vote

        Stockholders of record at the close of business on March 21, 2005 (the “Record Date”), are entitled to vote at the Annual Meeting. As of the Record Date, the Company had 39,026,746 shares of common stock, $0.001 par value (the “Common Stock”), outstanding. The presence in person or by proxy of the holders of a majority of the Company’s outstanding Common Stock constitutes a quorum for the transaction of business at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held as of the Record Date.

Required Vote

        Directors are elected by a plurality vote. The nominee for director who receives the most votes cast in his favor will be elected to serve as a director. The other proposal submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions with respect to any proposal are treated as shares present or represented and entitled to vote on that proposal and thus have the same effect as negative votes. If a broker which is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a particular proposal as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular proposal, these non-voted shares will be counted for quorum purposes, but are not deemed to be present or represented for purposes of determining whether stockholder approval of that proposal has been obtained.

        This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April 8, 2005.

IMPORTANT

Please mark, sign and date the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

        Pursuant to Article VI of the Company’s Amended and Restated Certificate of Incorporation, the Board of Directors is divided into three classes. The number of directors is currently set at five. Class I and Class III consist of two directors each, and Class II consists of one director. One Class II director will be elected at the Annual Meeting and will serve until the 2008 Annual Meeting. The Class III directors will continue to serve until the 2006 Annual Meeting and the Class I directors will continue to serve until the 2007 Annual Meeting.

        The Nominating and Corporate Governance Committee of the Board of Directors has recommended, and the Board of Directors has designated, Ray Sun as the nominee to fill the Class II director seat to serve until the 2008 Annual Meeting. If Mr. Sun is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by the Board of Directors, taking into account any recommendations of the Nominating and Corporate Governance Committee, to fill the vacancy.

        The Board of Directors has determined that all of the directors except for Peter Chang are “independent” as that term is defined by applicable listing standards of the Nasdaq Stock Market.

        Biographical information concerning the nominee is set forth below.

CLASS II

        Ray Sun, 53, has served as a director since November 2003. Since November 2001, Mr. Sun has served as Managing Director and Account General Manager of Applied Material China, a semiconductor equipment company. Mr. Sun served as a representative of the Silicon Valley Office for a venture firm in Taiwan, Global Investment Management Co. LTD. (GIM), from October 1999 to November 2001. Before joining GIM, Mr. Sun was the general partner of a consulting partnership which provided consulting services to more than a dozen emerging companies. He has been involved with more than a dozen companies since he established his own consultant business in late 1997. Mr. Sun has 20 years of executive management experience in the software, hardware and telecommunications industries. Mr. Sun received a B.S. in Industrial Engineering from Chung Yuan Christian University in Taiwan, and an M.S. in Industrial Engineering from Kansas State University.

        Biographical information concerning the remaining members of the Board of Directors is set forth below.

CLASS I

        Peter C. Chang, 47, has served as our Chairman of the Board, Chief Executive Officer and President since our formation in December 1995. From 1990 to 1995, Mr. Chang was Division Manager at Hon Hai Holding, a fiber optics company. From 1984 to 1988, he was an engineer at Allied Signal Inc. and from 1988 to 1990 was a member of the technology staff at Lucent Bell Labs. Mr. Chang received a B.S. in Mechanical Engineering from National Taiwan University and an M.S. in Mechanical Engineering from Notre Dame University.

        Richard Black, 71, has served as a director since April 2003. Since March 2002, Mr. Black has served as the President, Chief Executive Officer, and director and a co-owner of ECRM, Inc., a worldwide supplier of electronic imaging devices for the publishing and graphic arts industries. From August 1983 to March 2002, Mr. Black served as the Chairman and director of ECRM, Inc. He served as President of Oak Technology Inc., a semiconductor company, from January 1998 to March 1999, as Vice Chairman from March 1999 to August 2003 and as a director from 1988 to 2003. Currently, Mr. Black also sits on the boards of directors of Altigen Communications, Inc., GSI Lumonics Inc., and several private companies. Mr. Black holds a B.S. in Engineering from Texas A&M University and an M.B.A. from Harvard University.

CLASS III

        Gwong-Yih Lee, 50, has served as a director since August 2000. Since January 2004, Mr. Lee has served as Managing Director of Lodestone Ventures. From September 1999 to January 2004, Mr. Lee served as Senior Director and General Manager at Cisco Systems, Inc. In March 1998, Mr. Lee established TransMedia Communications, a communication equipment company, and served as its President and Chief Executive Officer until September 1999. Prior to establishing TransMedia, Mr. Lee established Digicom Systems, Inc. in May 1987 and served as its President and Chief Executive Officer until March 1998. Mr. Lee received a B.S. in Control Engineering from National Chiao-Tung University in Taiwan and an M.S. in Electrical Engineering from New York University.

        James C. Yeh, 47, has served as a director since our formation in December 1995. Since April 2002, Mr. Yeh has served as the Chief Executive Officer of Onkey Technologies, Inc., a digital video recorder (DVR) company. Since January 1991, Mr. Yeh has served as President of Matics Computer Systems, Inc., a personal computer systems and peripherals company. From January 1996 to January 2002, Mr. Yeh served as Chairman of the Board of Advis, Inc., a video communication and information appliance technologies development company. Mr. Yeh holds a B.S. in Mathematics from Tamkang University and an M.S. in Systems Science and Mathematics from Washington University in Saint Louis, Missouri.

The Board of Directors recommends a vote “FOR” the election of Ray Sun as the Class II Director of the Company.

Board Meetings and Committees

        The Board of Directors held four meetings during the year ended December 31, 2004. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors serve with the exception of Ray Sun who did not attend any meetings. In 2004, one of the five directors then serving on the Board attended the annual meeting.

        The Board of Directors has appointed an Executive Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee. The Board has determined that each director who serves on these committees is “independent,” as that term is defined by applicable listing standards of the Nasdaq Stock Market and SEC rules. The Board has approved a charter for each of these committees. The Nominating and Corporate Governance Committee Charter and the Audit Committee Charter were attached as Appendices A and B, respectively, to the proxy statement for the 2004 Annual Meeting of Stockholders. The Board has also appointed a Non-Executive Compensation Committee.

Executive Compensation Committee

Number of Members:	Two

Members:	Mr. Black Mr. Yeh

Number of Meetings:	The Executive Compensation Committee did not meet formally in 2004, but met informally throughout the year and acted by unanimous written consent.

Functions:	The Executive Compensation Committee's primary functions are to assist the Board in meeting its responsibilities with regard to oversight and determination of executive compensation and to review and make recommendations to the Board with respect to major compensation plans, policies and programs of the Company. Other specific duties and responsibilities of the Executive Compensation Committee are to review, and make recommendations for approval by the independent members of the Board regarding, the compensation for the Chief Executive Officer and other executive officers of the Company, establish and modify the terms and conditions of employment of the Chief Executive Officer and other executive officers of the Company, administer the Company's stock plans and other compensation plans.

Audit Committee

Number of Members:	Three

Members:	Mr. Black Mr. Sun Mr. Yeh

Number of Meetings:	Four

Functions:	The Audit Committee's primary functions are to assist the Board of Directors in fulfilling its oversight responsibilities relating to the Company's financial statements, system of internal controls, and auditing, accounting and financial reporting processes. Other specific duties and responsibilities of the Audit Committee are to appoint, compensate, evaluate and, when appropriate, replace the Company's independent auditors; review and pre-approve audit and permissible non-audit services; review the scope of the annual audit; monitor the independent auditors' relationship with the Company; and meet with the independent auditors and management to discuss and review the Company's financial statements, internal controls, and auditing, accounting and financial reporting processes.
Nominating and Corporate Governance Committee

Number of Members:	Four

Members:	Mr. Black Mr. Lee Mr. Sun Mr. Yeh

Number of Meetings:	One

Functions:	The Nominating and Corporate Governance Committee's primary functions are to identify qualified individuals to become members of the Board of Directors and determine the composition of the Board and its committees. Other specific duties and responsibilities are to recommend nominees to fill vacancies on the Board, investigate suggestions for candidates for membership on the Board, and monitor compliance with Board and Board committee membership criteria.

Non-Executive Compensation Committee

        Mr. Chang currently serves as the Non-Executive Compensation Committee. The Non-Executive Compensation Committee is a secondary committee responsible for granting and issuing awards of options and shares under the 2000 Stock Incentive Plan to eligible employees, other than to members of the Board of Directors, to individuals designated by the Board of Directors as “Section 16 officers,” and to employees who hold the title of Vice President or above.

Director Nominations

        The Board of Directors nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board of Directors for nomination or election.

        The Board of Directors has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. The Nominating and Corporate Governance Committee will select candidates for director based on their character, judgment, diversity of experience, business acumen, and ability to act on behalf of all stockholders. The Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as experience in management or accounting and finance, or industry and technology knowledge, that may be useful to the Company and the Board, high personal and professional ethics, and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. The Nominating and Corporate Governance Committee believes it appropriate for at least one, and, preferably, multiple, members of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of the Board to meet the definition of “independent director” under the rules of The Nasdaq Stock Market. The Nominating and Corporate Governance Committee also believes it appropriate for certain key members of the Company’s management to participate as members of the Board.

        Prior to each annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate the Director, or a vacancy is created on the Board as a result of a resignation, an increase in the size of the board or other event, the Committee will consider various candidates for Board membership, including those suggested by the Committee members, by other Board members, by any executive search firm engaged by the Committee and by stockholders. A stockholder who wishes to suggest a prospective nominee for the Board should notify the Secretary of the Company or any member of the Committee in writing with any supporting material the stockholder considers appropriate.

        In addition, the Company’s Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Company’s Annual Meeting of Stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to the Secretary of the Company and otherwise comply with the provisions of the Company’s Bylaws. To be timely, the Company’s Bylaws provide that the Company must have received the stockholder’s notice not less than 60 days nor more than 90 days prior to the scheduled date of the meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 75 days prior to the meeting date, the Company must receive the stockholder’s notice by the earlier of (i) the close of business on the 15th day after the earlier of the day the Company mailed notice of the annual meeting date or provided public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting. Information required by the Bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section.

        Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, the Company’s Bylaws and must be addressed to: Secretary, Alliance Fiber Optic Products, Inc., 275 Gibraltar Drive, Sunnyvale, California 94089. You can obtain a copy of the Company’s Bylaws by writing to the Secretary at this address.

Stockholder Communications with the Board of Directors

        If you wish to communicate with the Board of Directors, you may send your communication in writing to: Secretary, Alliance Fiber Optic Products, Inc., 275 Gibraltar Drive, Sunnyvale California 94089. You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. The Secretary will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

Director Compensation

        The Company’s non-employee directors receive $2,000 cash compensation for attending each Board meeting (or $500 cash compensation for attending telephonically), $1,000 cash compensation for attending each Audit Committee meeting (or $250 cash compensation for attending telephonically) and are reimbursed for reasonable expenses in connection with attendance at meetings of the Board of Directors and committee meetings. Directors who are not employees also receive an initial grant of an option to purchase 30,000 shares of Common Stock at the fair market value of the Common Stock as determined by the Board of Directors on the date of grant, which vests ratably over 36 months. On the first business day following the third anniversary of the date of grant of the initial option, each non-employee director shall receive an option to purchase 30,000 shares of Common Stock at the fair market value of the Common Stock, which shall vest ratably over 36 months.

        In 2004, Mr. Black, Mr. Lee, and Mr. Yeh received $9,500, $8,000, and $8,000, respectively, in cash compensation for their attendance at Board and committee meetings.

Executive Compensation Committee Interlocks and Insider Participation

        Richard Black and James C. Yeh serve as members of the Executive Compensation Committee. No interlocking relationship exists between our Board of Directors or Executive Compensation Committee and the board of directors or compensation committee of any other entity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of March 21, 2005 as to shares of the Common Stock beneficially owned by: (i) each person who is known by the Company to own beneficially more than 5% of its Common Stock, (ii) each of the Company’s directors, (iii) each of the Company’s executive officers named under “Executive Compensation — Summary Compensation Table,” and (iv) all directors and executive officers of the Company as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. Unless otherwise noted below, the address of each beneficial owner is c/o Alliance Fiber Optic Products, Inc., 275 Gibraltar Drive, California, 94089. The percentage of common stock beneficially owned is based on 39,026,746 shares outstanding as of March 21, 2005. In addition, shares issuable pursuant to options which may be exercised within 60 days of March 21, 2005 are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individuals. Thus, the number of shares considered to be outstanding for the purposes of this table may vary depending on the individual’s particular circumstances.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)	Percentage of Common Stock Beneficially Owned
Directors and Named Executive Officers:
Peter C. Chang (2)	5,942,500	14.9%
Richard Black (3)	20,000	*
Gwong-Yih Lee (4)	95,833	*
Ray Sun (5)	15,000	*
James C. Yeh (6)	855,833	2.2%
David A. Hubbard (7)	453,663	1.2%
Wei-shin Tsay (8)	151,626	*
Anita K. Ho (9)	77,582	*
5% Stockholders:
Foxconn Holding Limited (10)	8,000,000	20.5%
Transpac Nominees PTE Ltd. (11)	2,889,400	7.4%
Entities affiliated with Capital Group International, Inc.(12)	2,650,400	6.8%
Entities affiliated with New Enterprise Associates (13)	1,999,546	5.1%
All Directors and Executive Officers as a group (8 persons) (14)	7,612,037	18.8%

_________________

* Represents less than 1%.

(1)

To the Company’s knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table.

(2)

Includes 40,000 shares held in the name of Mr. Chang’s minor children and 2,000,000 shares held in the name of the Chang Family LLC, of which Mr. Chang and his wife, Mary C. Chen, are the Managing Members. Also includes 577,500 shares subject to acceleration of vesting in connection with a change of control and options to purchase 305,000 shares exercisable within 60 days of March 21, 2005.

(3)	Represents options to purchase 20,000 shares exercisable within 60 days of March 21, 2005.

(4)

Includes 20,000 shares held in the name of the Lee Trust. Mr. Lee and his wife, Angela Lee, as trustees, have dispositive and voting power for the shares held by the Lee Trust. Also includes options to purchase 75,833 shares exercisable within 60 days of March 21, 2005.

(5)	Represents options to purchase 15,000 shares exercisable within 60 days of March 21, 2005.

(6)

Includes 800,000 shares held in the name of Matics Computer Systems, Inc. Mr. Yeh has sole voting power for the shares held by Matics Computer Systems. Also includes options to purchase 55,833 shares exercisable within 60 days of March 21, 2005.

(7)	Includes options to purchase 192,500 shares exercisable within 60 days of March 21, 2005.

(8)	Includes options to purchase 100,000 shares exercisable within 60 days of March 21, 2005.

(9)	Includes options to purchase 59,250 shares exercisable within 60 days of March 21, 2005.

(10)

According to a Schedule 13G filed jointly on January 4, 2002 for the year ended December 31, 2000 by Hon Hai Precision Industry Co., Ltd. (“Hon Hai”) and Foxconn Holding Limited, each entity has shared voting and dispositive power over the 8,000,000 shares. As of the Record Date, no amendment to the Schedule 13G has been filed, and the information concerning the number of shares held is as disclosed in the Schedule 13G. Foxconn Holding Limited is a subsidiary of Hon Hai. Hon Hai disclaims beneficial ownership of these shares. The principal business address for Hon Hai Precision Industry Co. and Foxconn Holding Limited is 2 Tsu Yu Street, Tu Cheng City, Taipei Hsien, Taiwan, R.O.C. The board of directors of Foxconn Holding Limited has dispositive power for the shares and has delegated voting power to Ms. Chiu-Lian Huang.

(11)

According to a Schedule 13G filed on February 14, 2001, Transpac Nominees PTE Ltd. has sole dispositive and voting power for the shares. As of the Record Date, no amendment to the Schedule 13G has been filed, and the information concerning the number of shares held is as disclosed in the Schedule 13G. The principal address for Transpac is 6 Shenton Way #20-09, DBS Building Tower Two, Singapore 068809.

(12)

According to an Amendment to Schedule 13G filed jointly on February 14, 2005 by Capital Group International, Inc. (“CGII”) and Capital Guardian Trust Company, CGII is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over these shares of the Company. CGII states that it does not have voting or dispositive power over these shares but under Rule 13d-3 of the Securities Exchange Act, may be deemed to beneficially own 2,650,400 shares. As a result of serving as the investment manager of various institutional accounts, Capital Guardian Trust Company is deemed to be the beneficial owner of 2,650,400 shares of the Company’s stock and has sole dispositive power over 2,650,400 shares and sole voting power over 2,104,800 shares. The reporting persons disclaim beneficial pursuant to Rule 13d-4. The principal business address of each of CGII and Capital Guardian Trust Company is 11100 Santa Monica Blvd., Los Angeles, California 90025.

(13)

According to an Amendment to Schedule 13G filed jointly on February 11, 2005 by New Enterprise Associates 9, Limited Partnership (“NEA 9”), NEA Partners 9, Limited Partnership (“NEA Partners 9”) and the general partners and former general partners of NEA Partners 9, NEA Partners 9 is the sole general partner of NEA 9. The general partners of NEA Partners 9 are Peter J. Barris, C. Richard Kramlich, Peter T. Morris, John M. Nehra, Charles W. Newhall III and Mark W. Perry (the “General Partners”). NEA 9 is the record owner of 1,999,546 shares of Common Stock (the “Record Shares”) as of December 31, 2004. As the general partners of NEA Partners 9, the sole general partner of NEA 9 have shared voting and dispositive power over the 1,999,546 shares held by NEA 9 and may also be deemed to own beneficially the Record Shares. Therefore, each reporting person may be deemed to own beneficially 1,999,546 shares. Each reporting person disclaims beneficial membership of the shares except for those, if any, such person holds of record. The address of the principal business office of NEA 9, NEA Partners 9, Mr. Nehra and Mr. Newhall is New Enterprise Associates, 1119 St. Paul Street, Baltimore, Maryland 21202. The address of the principal business office of Mr. Kramlich, Mr. Morris and Mr. Perry is New Enterprise Associates, 2490 Sand Hill Road, Menlo Park, California 94025. The address of the principal business office of Mr. Barris is One Freedom Square, 11951 Freedom Drive, Suite 1240, Reston, Virginia 20190.

(14)	Includes 823,416 shares subject to options exercisable within 60 days of March 21, 2005 and 577,500 shares subject to acceleration of vesting in connection with a change of control.

EXECUTIVE COMPENSATION

        The following table summarizes the compensation paid to our Chief Executive Officer and our three most highly compensated executive officers for services rendered in all capacities to the Company for the three fiscal years ended December 31, 2004 or such shorter period as they served as an executive officer of the Company.

                                                                                   Summary Compensation Table

				Long Term Compensation
		Annual Compensation		Securities Underlying
Name and Principal Position	Year	Salary ($)	Bonus ($)	Options
Peter C. Chang	2004	$200,000	$140,000	300,000
Chief Executive Officer and President	2003	200,000	--	320,000
	2002	200,000	130,000	--

David A. Hubbard	2004	150,000	20,000	100,000
Vice President, Sales and Marketing	2003	150,000	--	100,000
	2002	150,000	50,000	--

Wei-shin Tsay	2004	150,000	380,000	300,000
Vice President, Research and Development	2003	150,000	--	100,000
	2002	150,000	310,000	--

Anita K. Ho (2)	2004	110,809	2,000	40,000
Acting Chief Financial Officer and	2003	111,248	--	40,000
Corporate Controller	2002	108,138	--	45,000

_________________

(1)    Includes (in each fiscal year) bonuses earned during the fiscal year and paid in the subsequent fiscal year.
(2)    Ms. Ho became the Company’s Acting Chief Financial Officer in July 2002.

Stock Options

        The following tables set forth certain information with respect to stock options granted to and exercised by the individuals named in the Summary Compensation Table during the fiscal year ended December 31, 2004, and the number and value of the options held by each individual as of December 31, 2004. The exercise price is equal to 100% of the fair market value of our Common Stock on the date of grant. The options have a term of 10 years, subject to earlier termination in certain events related to termination of employment or a change of control of the Company.

	Individual Grants
	Number of Securities Underlying	Percent of Total Options Granted to			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation
	Options	Employees in	Exercise	Expiration	for Option Term (1)
Name	Granted	Fiscal Year	Price ($)	Date	5% ($)	10% ($)
Peter C. Chang	300,000	22.9%	$0.96	12/02/14	$181,122	$458,998
David A. Hubbard	100,000	7.6%	$0.96	12/02/14	$60,374	$152,999
Wei-shin Tsay	300,000	22.9%	$0.91	11/12/14	$171,688	$435,092
Anita K. Ho	40,000	3.1%	$0.96	12/02/14	$24,150	$61,200

_________________

(1)        The 5% and 10% assumed rates of appreciation are suggested by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future Common Stock price. There can be no assurance that any of the values reflected in the table will be achieved.

Aggregate Option Exercises in Last Fiscal Year and 2004 Year End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized (1)	Number of Securities Underlying Unexercised Options at December 31, 2004 (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at December 31, 2004 (2) Exercisable/Unexercisable
Peter C. Chang	--	--	305,000/615,000	$144,000/$210,000
David A. Hubbard	75,000	$63,750	192,500/197,500	$173,200/$68,400
Wei-shin Tsay	--	--	100,000/400,000	$48,000/$193,000
Anita K. Ho	--	--	59,250/96,500	$21,520/$64,360

_________________

(1)        Calculated on the basis of the fair market value of the underlying securities at the exercise date minus the exercise price.

(2)        Calculated on the basis of the fair market value of the underlying securities at December 31, 2004 ($1.50 per share) minus the exercise price.

Change of Control Arrangements

        Peter C. Chang’s stock option agreements provide that ninety-four percent of the unvested stock options granted to Mr. Chang will automatically vest upon a change of control of the Company, as defined in the agreements. As of March 21, 2005, an aggregate of 577,500 unvested options to purchase Common Stock are subject to accelerated vesting upon a change of control.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee operates under a written charter adopted by the Board of Directors on September 7, 2000, adopted by the Audit Committee on January 30, 2001 and amended by the Board of Directors on March 22, 2004. A copy of the charter was attached as Appendix B to the Company’s proxy statement for the 2004 Annual Meeting of Stockholders. The members of the Audit Committee are Richard Black (Chairman), Ray Sun and James C. Yeh. Messrs. Black, Sun and Yeh meet the independence standards established by the Nasdaq Stock Market.

        The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee reviewed and discussed the audited financial statements contained in the 2004 Annual Report on Form 10-KSB with the Company’s management and its independent registered public accountants. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accountants are responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally acceptable in the United States.

        The Audit Committee met privately with the independent registered public accountants, and discussed issues deemed significant by them, including those required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as amended. In addition, the Audit Committee discussed with the independent registered public accountants their independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with the Audit Committees).

        In reliance on the reviews and discussions outlined above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Audit Committee

Richard Black, Chairman

Ray Sun

James C. Yeh

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Indebtedness of Management

        The individuals listed below elected to pay the exercise price for some of their options with full recourse promissory notes secured by the Common Stock underlying the options. All of the notes bear interest at 6.50% per year, except for the note from Wei-shin Tsay which is interest free. As of August 25, 2004, the principal of and interest on these notes had all been paid in full. The original total principal amounts of the promissory notes executed by each executive officer in favor of the Company are:

Executive Officer	Note Date	Shares Purchased	Note Date	Original Note Amount	Highest Aggregate Amount Due in Fiscal 2004	Current Note Amount

Peter C. Chang	May 2, 2000 (1)	1,000,000	January 1, 2004	$200,000	$124,015	--

David A. Hubbard	August 17, 2000 (2)	100,000	August 17, 2004	$100,000	$53,555	--

Wei-shin Tsay	August 25, 2000 (3)	500,000	August 25, 2004	$1,000,000	$790,000	--

(1)	On January 1, 2004, Mr. Chang paid the Company $124,015 of which $123,531 was for principal and $484 was for interest. This note has been paid in full.

(2)

On January 1, 2004, Mr. Hubbard paid the Company $20,000 of which $19,612 was for principal and $388 was for interest. On August 25, 2004, the Company repurchased and cancelled 30,000 shares from Mr. Hubbard for a purchase price of $0.82 per share, which was the closing price of the Company’s common stock on August 25, 2004. The proceeds of $24,600 received by Mr. Hubbard for the shares were applied against the principal. On August 25, 2004, Mr. Hubbard paid the Company $10,191 of which $8,935 was for principal and $1,256 was for interest. This note has been paid in full.

(3)

Dr. Tsay’s note, which became effective May 1, 2002, replaced the note between the Company and Dr. Tsay signed on August 25, 2000. On January 30, 2004, Dr. Tsay paid the Company $160,000 which was applied against the principal of this note. On July 28, 2004, Dr. Tsay paid the Company $30,000 which was applied against the principal of this note. On August 25, 2004, the Company repurchased and cancelled 500,000 shares from Dr. Tsay for a purchase price of $0.82 per share, which was the closing price of the Company’s common stock on August 25, 2004. The proceeds of $410,000 received by Dr. Tsay for the shares were applied against the principal. On August 25, 2004 Dr. Tsay paid the Company $190,000 which was applied against the principal of this note. This note has been paid in full.

Transactions with Management

        On August 25, 2004, the Company repurchased 30,000 shares of common stock from David Hubbard and 500,000 shares of common stock from Wei-shin Tsay for a purchase price of $0.82 per share, which was the closing price of the Company’s common stock on August 25, 2004.  Messrs. Hubbard and Tsay each applied the proceeds of $24,600 and $410,000, respectively, which he received from the sale, against the principal of his then-outstanding promissory note, as described above in “-Indebtedness of Management.”

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2005. PricewaterhouseCoopers LLP has audited the Company’s financial statements since July 1997. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. Although stockholder ratification of the Company’s independent registered public accountants is not required by the Company’s Bylaws or otherwise, the Company is submitting the selection of PricewaterhouseCoopers LLP to its stockholders for ratification to permit stockholders to participate in this important corporate decision.

Principal Accountant Fees and Services

        The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of AFOP’s annual financial statements for 2004 and 2003, and fees billed for other services rendered by PricewaterhouseCoopers LLP.

	Year Ended December 31,
	2004	2003
Audit Fees	$261,354	$218,200
Audit-Related Fees	--	--
Tax Fees	--	--
All Other Fees	--	--

Total	$261,354	$218,200

Pre-Approval Policies and Procedures

        It is the Company’s policy that all audit and non-audit services to be performed by the Company’s principal accountants be approved in advance by the Audit Committee. The Audit Committee approved all audit fees incurred in the year ended December 31, 2004.

Required Vote

        Ratification will require the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. In the event ratification is not obtained, the Audit Committee will review its future selection of the Company’s independent registered public accountants but will not be required to select different independent registered public accountants for the Company.

The Board of Directors recommends a vote “FOR” ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants.

STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

        Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2006 Annual Meeting must be received by the Secretary of the Company no later than December 9, 2005 in order that they may be included in the Company’s proxy statement and form of proxy relating to that meeting.

        A stockholder proposal not included in the Company’s proxy statement for the 2006 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company’s Bylaws. To be timely, the Bylaws provide that the Company must have received the stockholder’s notice not less than 60 days nor more than 90 days prior to the scheduled date of the meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 75 days prior to the meeting date, the Company must receive the stockholder’s notice by the earlier of (i) the close of business on the 15th day after the earlier of the day the Company mailed notice of the annual meeting date or provided public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting.

OTHER MATTERS

        The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

PAYMENT OF COSTS

        The expense of printing, mailing proxy materials and solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under the securities laws of the United States, the Company’s directors, executive officers and any persons holding more than 10% of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports. To the Company’s knowledge, based solely on a review of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with, except that one late Form 4 report was filed by each of Mr. Chang, Mr. Hubbard and Ms. Ho on December 20, 2004 to report stock options granted on December 2, 2004, and one late Form 4 report was filed by Mr. Tsay on December 6, 2004 to report stock options granted on November 12, 2004.

        Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

By Order of the Board of Directors /s/Peter C. Chang Peter C. Chang Secretary

April 8, 2005

The Company’s 2004 Annual Report on Form 10-KSB has been mailed with this Proxy Statement. The Company will provide copies of exhibits to the Annual Report on Form 10-KSB, but will charge a reasonable fee per page to any requesting stockholder. Any such request should be addressed to the Company at 275 Gibraltar Drive, Sunnyvale, California 94089, Attention: Investor Relations Department. The request must include a representation by the stockholder that as of March 21, 2005, the stockholder was entitled to vote at the Annual Meeting.

PROXY

ALLIANCE FIBER OPTIC PRODUCTS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby authorizes PETER C. CHANG or ANITA K. HO, as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Alliance Fiber Optic Products, Inc. (the “Company”) to be held at the Company’s principal executive office at 275 Gibraltar Drive, Sunnyvale, California, 94089 on May 20, 2005 at 2:30 p.m., or at any postponement or adjournment thereof, and instructs said Proxies to vote as follows:

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have the authority to vote FOR the election of the director, FOR Proposal 2, and in accordance with the discretion of the Proxies on any other matters as may properly come before the Annual Meeting.

---------------------------------		---------------------------------
SEE REVERSE		SEE REVERSE
SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SIDE
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DETACH HERE

The Board of Directors recommends a vote FOR the election of the director and FOR Proposal 2.

This proxy when property executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted “FOR” the election of the director and “FOR” Proposal 2.

1.     To elect Mr. Sun as Class II director to serve until the 2008 Annual Meeting of Stockholders or until his successor is duly elected and qualified.

FOR THE NOMINEE	☐	☐	WITHHELD AUTHORITY TO VOTE FOR THE NOMINEE

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accountants.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

Please sign where indicated below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

Signature	Signature		Date

(Signature if held jointly)